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Exhibit 10.2

ADVISORY SERVICES AGREEMENT

ADVISORY SERVICES AGREEMENT ("Agreement"), effective as of [•], 2011, by and among GREENWICH KAHALA SERVICES, LTD., a Bermuda company ("GKS"), GREENWICH KAHALA USA, INC., a Delaware corporation ("GK USA"), and GREENWICH KAHALA AVIATION LTD., a Bermuda company (“GKA”).

WHEREAS, both Messrs. Bradley Smith and Gerald Sherman are employees of GK USA;.

WHEREAS, both GKS and GK USA are wholly-owned subsidiaries of GKA; and

WHEREAS, GKS desires to receive advisory and other services from GK USA and GK USA desires to provide advisory and other services on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GKS and GK USA agree as follows:

Section 1.     Engagement.

GKS hereby engages GK USA to provide advisory and other services, and GK USA agrees to provide advisory and other services to GKS on the terms and conditions set forth herein.

Section 2.     Services of GK USA.

GK USA agrees during the term of this Agreement to provide the following advisory services:

(a)	credit and risk analysis on aircraft-related transactions contemplated by GKS or any of its affiliates, including, but not limited to, special purpose vehicles formed or to be formed by GKS or GKA for such transactions;

(b)	referral services for opportunities to buy, lease or sell aircraft and related assets;

(c)	advising on sourcing debt and equity capital; and

(d)	performing risk analysis on material exposures GKS may be considering.

If GK USA wishes to take or provide any action or service that is not expressly authorized under this Agreement, it shall request authority from GKS prior to taking or providing such action or service.

GK USA shall use reasonable care and diligence at all times in the performance of services, consistent with the reasonable commercial practice of a prudent international aircraft lessor involved in advising or performing services with respect to the management, servicing and marketing of aircraft and related assets, but in any case no less reasonable care and diligence as it would use with respect to other similar assets if such assets were owned by GK USA directly or indirectly (the “Standard of Care”).

GKS acknowledges and agrees that: (a) GK USA may provide services, and shall be entitled to provide services, from time to time, to its affiliates or third parties (“Other Services”) provided that all services rendered to third parties [other than its affiliates], shall be rendered on an arm’s length basis and for remuneration not less than the fair market value of the services to be rendered; (b)

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notwithstanding the paragraph immediately below, in the course of performing such services, GK USA may from time to time have conflicts of interest in performing its duties on behalf of GKA and GKS to whom it provides services and with respect to the aircraft and related assets in respect of which it provides services; and (c) the board of directors of GKS has approved the services contemplated by this Agreement and desires that such services be performed and, in giving such approval, the board of directors has expressly recognized that (i) such conflicts of interest may arise and (ii) when such conflicts of interest arise, GK USA shall perform the services contemplated in this Agreement in accordance with the Conflicts Standard.

If GK USA reasonably determines that a conflict of interest exists regarding the performance of services contemplated by this Agreement, on the one hand, and Other Services, on the other hand, GK USA shall promptly notify GKS of such conflict of interest and perform the services contemplated in this Agreement in good faith. The standard set forth in this paragraph shall be referred to herein collectively as the “Conflicts Standard”.

Section 3.     Term.

This Agreement shall be in effect for a period of forty-eight (48) months commencing upon the date of the completion of the initial public offering of common shares in the form of American Depositary Shares issued by GKA (the "IPO"). Thereafter, this Agreement shall automatically renew for twelve (12) month periods, unless one of the parties to this Agreement notifies the other in writing of its intention not to renew this Agreement at least thirty (30) days prior to the beginning of such twelve (12) month period. Each party hereto shall have the right to terminate this Agreement, for cause, upon thirty (30) days' written notice to the other party of its intention to terminate this Agreement. A party shall be deemed to have good cause to terminate this Agreement: (a) upon the other party's failure to perform any material obligation of this Agreement, as and when required by the terms of this Agreement, or (b) if at any time during the term of this Agreement, both of Messrs. Bradley Smith and Gerald Sherman cease to be employees of GK USA.

Additionally, GK USA will be deemed to have good cause to terminate this Agreement if GKS fails to make any payment it is required to make under this Agreement to GK USA within ten calendar days after written notice of such failure is delivered to GKS by GK USA, and GKS will be deemed to have good cause to terminate this Agreement (a) if GK USA fails to perform in any material respect any services contemplated in this Agreement in accordance with the Standard of Care or the Conflicts Standard and GK USA fails to cure such defect in performance within ten days of receiving a written notice of such defect from GKS, (b) if (i) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking relief in respect of GK USA or in respect of a substantial part of the property or assets of GK USA under any United States or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition continues undismissed for 90 days, or an order or decree approving or ordering any of the foregoing is entered, or (ii) GK USA goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or has an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 90 days, (c) if GK USA (i) voluntarily commences any proceeding or voluntarily files any petition in a court of competent jurisdiction seeking relief under any United States or foreign bankruptcy, insolvency, receivership or similar law; (ii) consents to the institution of, or fails within 90 days to contest the filing of, any petition described in Section 3(b) above; (iii) files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (iv) makes a general assignment for the benefit of its creditors; or (d) if GK USA ceases, or GK USA gives notice that it intends to cease, to be actively involved in the aviation business.

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Section 4.     Compensation; Payment Guarantee.

(a) GKS agrees to pay to GK USA as compensation for its services under this Agreement a fee equal to $83,333 per month (the "Base Fee"), plus actual costs, including annual cash bonuses to Messrs. Bradley Smith and Gerald Sherman in accordance with their respective employment agreements with GK USA, and charges of third parties and GK USA’s reasonable costs and expenses, incurred in providing the services hereunder and demonstrated as properly incurred to the reasonable satisfaction of GKS, payable promptly upon request. The Base Fee shall be payable monthly in arrears. The parties further agree that in the event that GK USA’s costs, charges and expenses reasonably incurred in providing such services or functions, including any compensation, costs or expenses reasonably incurred by GK USA under the employment agreements with Messrs. Smith and Sherman, are materially different from the assumptions contemplated by the parties in determining the Base Fee, the parties reserve the right to renegotiate to adjust the Base Fee as mutually agreed to by the parties in writing; provided, that the adjusted amount of the Base Fee must be for an amount equal to the fair market competitive rates for the services.

(b) GKA hereby unconditionally and irrevocably guarantees the due and punctual payment and performance of all obligations in favor of GK USA arising under or with respect to this Section 4 (the "Guaranteed Obligations") when the same shall become due, by demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any equivalent provisions of applicable insolvency law) and agrees to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by GK USA in enforcing any rights with respect to the Guaranteed Obligations. In furtherance of the foregoing and not in limitation of any other right that GK USA may have at law or in equity against GKA by virtue hereof, upon the failure of GKS to pay any of the Guaranteed Obligations when and as the same become due, as aforesaid, GKA will, within ten (10) days after written demand therefor, pay, or cause to be paid, in immediately available funds, to GK USA an amount equal to the sum of the unpaid Guaranteed Obligations then due as aforesaid, and all other Guaranteed Obligations then owed to GK USA. GKA further agrees that the guaranty contained herein constitutes a guaranty of payment when due and not merely of collection.

Section 5.     Conditions Precedent

Notwithstanding Section 3 hereof, the effectiveness of this Agreement shall be contingent upon:

(a)	the completion of the IPO; and

(b)	the execution of the Credit Facility in the form of Annex A hereto.

Section 6.     Indemnification.

GKS and GKA shall, jointly and severally, indemnify and hold harmless GK USA, its directors, officers, employees, shareholders, agents and majority owned subsidiaries (if any) from and against any and all loss, liability, claims, causes of action, costs, damages, and expenses (including attorneys' fees) arising from the performance of this Agreement (collectively, "Losses"), except Losses arising as a result of GK USA’s fraud, wilful misconduct, gross negligence or intentional wrongdoing. GKS and GKA shall, if requested by GK USA, defend any claim and GK USA shall provide reasonable cooperation at GKS and GKA’s expense in the defense. GK USA may have separate counsel and GKS and GKA shall pay the fees and expenses of such counsel. This Section 6 shall survive the termination of this Agreement pursuant to Section 3 hereof.

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Section 7.     Independent Contractor Status.

The parties agree that GK USA shall perform services hereunder as an independent contractor, retaining control over the responsibility for its own operations and personnel. Neither GK USA nor its directors, officers or employees shall be considered employees or agents of GKS as a result of this Agreement, nor shall any such person (a) represent himself, herself or itself as an agent or representative of GKS having any power or authority to incur any obligation of any nature, express or implied, on behalf of GKS, (b) have the authority to contract in the name of or bind GKS, except as expressly agreed to in writing by GKS, provided, however, that if any such person is serving as an officer or authorized agent of GKS, such person shall have all authority as an officer or authorized agent of GKS to contract in the name of or bind GKS notwithstanding any other provision of this Agreement, or (c) conduct GK USA's business such that it is not readily identifiable as a separate business from, and independent of, GKS, (d) commingle any funds of GKS with funds of any other person (including GK USA), or (e) enter into any agreements between GK USA and GKS that are materially more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm’s length basis with a non affiliated third party (it being understood that the parties hereto do not intend by this covenant to ratify any self dealing transactions).

Section 8.     Entire Agreement; Modification.

This Agreement (i) contains the complete and entire understanding and agreement of the parties with respect to the subject matter hereof, (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, with respect to the engagement of GK USA for advisory and other services, and (iii) may not be modified except by an instrument in writing executed by GKS and GK USA.

Section 9.     Waiver of Breach.

The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereby. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive or in limitation of any other right or remedy provided at law or in equity except as otherwise provided for herein.

Section 10.     Assignment.

Neither GKS nor GK USA may assign its respective rights or obligations under this Agreement without the express written consent of the other party.

Section 11.     Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 12.     Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflict of laws rules thereof that might result in the application of the laws of any other jurisdiction.

Section 13.     Submission of Disputes to Arbitration.

Any claim, dispute or misunderstanding arising out of or in connection with this Agreement shall be arbitrated before a board of three arbitrators, with GKS and GKA jointly choosing one arbitrator, GK USA choosing one arbitrator, and the two arbitrators choosing a third. The decision of the majority of the arbitrators shall be binding and conclusive upon the parties, and may be rendered in such form that a judgment may be entered upon it in the state or federal courts located in the State of New York. It is the desire of the parties that if an issue(s) is arbitrated, the arbitrators shall be immediately selected, the hearing or hearings promptly held, and a decision quickly rendered.

Section 14.     Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OF OR RELATING TO THIS AGREEMENT.

Section 15.     No Third Party Beneficiaries.

None of the parties hereto intend that any rights, duties or restrictions contained herein shall inure to the benefit of any third party.

Section 16.     Entire Agreement.

This Agreement, together with the annexes, exhibits and schedules hereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 17.     Headings.

Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 18.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in either a TIFF or PDF shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile, TIFF, or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date written above.

GREENWICH KAHALA SERVICES, LTD.

By:

Name:
Title:

GREENWICH KAHALA USA, INC.

By:

Name:
Title:

GREENWICH KAHALA AVIATION LTD.

By:

Name:
Title: